Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of SangStat Medical Corporation on Form S-8 of our report dated February 2, 1999 included in the Annual Report on Form 10-K of SangStat Medical Corporation for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP

San Jose, California
January 7, 2000